SECOND AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                     UNITED STATES TELECOMMUNICATIONS, INC.

         THE UNDERSIGNED, __________, as President of UNITED STATES TELECOMMUNICATIONS, INC., a Florida corporation (the "Corporation"), for and on behalf of the Corporation, hereby files the Corporation's Second Amended and Restated Articles of Incorporation (the "Amendment") pursuant to written action taken by holders of record of a majority of each class of the issued and outstanding shares of the Corporation's capital stock, and each states that such restatement contains amendments requiring shareholder approval and the number of such shares represented by those holders voting in favor of such amendments and of the restatement of the Corporation's Articles of Incorporation was sufficient for their respective approval by the Corporation's shareholders. The current Articles of Incorporation of the Corporation are hereby amended in their entirety and, as so amended, restated to read as follows:


                            ARTICLES OF INCORPORATION
                                       OF
                     UNITED STATES TELECOMMUNICATIONS, INC.

                                   Article I.

     The name of the Corporation is "United States Telecommunications, Inc."

                                   Article II.

     The street address and mailing address of the principal office of the Corporation is:

                                    Suite 118
                             5251 11011 Avenue North
                            Clearwater, Florida 33760

                                  Article III.

                            PART A. AUTHORIZED SHARES

         The total number of shares of stock which the Corporation has authority to issue is 500,000,000 shares, consisting of:

                          (i)   200,000,000 shares of Preferred Stock, par value
$0.0001 per share (the "Preferred Stock"), of which 40,000,000 shares shall be designated the "Class A Preferred Stock" and 130,000,000 shares shall be designated the "Class B Preferred Stock"; and
                          (ii)   300,000,000 shares of Common Stock,  par value
$0.0001 per share (the "Common Stock).

         The Preferred Stock and the Common Stock are herein collectively referred to as the "Stock." The Class A Preferred Stock shall have the preferences, limitations and relative rights as set forth in Part B of this
Article III hereof. The Class B Preferred Stock shall have the preferences, limitations and relative rights as set forth in Part C of this Article III hereof. The Board of Directors of the Corporation shall have the authority to determine the preferences, limitations and relative rights of the shares of any other class of Preferred Stock prior to the issuance of any such shares.

                         PART B. Class A Preferred Stock

         Section 1.        Dividends
                           ---------

         Subject to the  provisions of the Class B Preferred  Stock set forth in
Section 1 of Part C of this Article III, the holders of the shares of Class A Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay thereon, preferential noncumulative dividends, as and when declared by the Board of Directors, out of funds legally available therefor as determined pursuant and subject to the provisions of the Florida Business Corporation Act, at a percentage rate per share per annum in respect of each share of Class A Preferred Stock of eight percent (8%) of the Class A Liquidation Price (as hereinafter defined), payable during each calendar year on such days and dates as shall to determined by the Board of Directors of the Corporation, before any dividends shall be declared or paid upon or set apart for the holders of shares of Common Stock. If no dividends are declared by the Board of Directors, no dividends shall be due and payable to the holders of the shares of Class A Preferred Stock.

         Section 2.        Liquidation
                           -----------

         Subject to the  provisions of the Class B Preferred  Stock set forth in
Section 2 of Part C of this Article III, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class A Preferred Stock shall be entitled to receive out of the assets of the Corporation (whether from capital or surplus or both) an amount equal to $.10 per share of Class A Preferred Stock (the "Class A Liquidation Price"), plus any declared and unpaid dividends (the "Class A
Liquidation Amount") before distribution shall be made to the holders of the shares of Common Stock; thereafter, the holders of the shares of Common Stock shall be entitled to participate ratably on a per share basis in the distribution of the remaining assets. If, upon such liquidation, dissolution or winding up of the Corporation, after payment in full to the holders of the Class B Preferred Stock, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the shares of Class A Preferred Stock of the amount distributable as aforesaid, then the entire remaining assets of the Corporation shall be distributed ratably among the holders of the shares of Class A Preferred Stock. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the shares of Class A Preferred Stock and the holders of the shares of Class B Preferred Stock and Common Stock in the event of a consolidation, merger, lease or sale, which does not in fact result in the liquidation or winding up of the enterprise.

         Section 3.        Voting
                           ------

         The holders of the shares of Class A Preferred Stock shall have voting power identical to that of the shares of Common Stock and shall vote with the shares of Common Stock as one voting class. The holders of the shares of Class A Preferred Stock shall have the right to participate in any meeting of the shareholders and shall be entitled to any notice of any such meeting and shall be considered shareholders for the purpose of any election, meeting, consent or waiver of notice, under the provisions of any law now in force or which may hereafter be enacted.

         Section 4.        Conversion.
                           ----------

                  (a) Right to Convert. Each share of Class A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one share of fully paid and nonassessable share of Common Stock (the "Class A Conversion Ratio"), subject to adjustment as provided in Section 4(d) hereof.

                  (b) Automatic Conversion. Each share of Class A Preferred Stock shall automatically be converted in accordance with the Class A Conversion Ratio, subject to adjustment as provided in Section 4(d) hereof, upon the earlier to occur of (i) the closing of the Corporation's sale of its Common Stock in a public offering pursuant to a registration statement under the Securities Act of 1933, as amended, in which the aggregate gross proceeds to the Corporation are not less than $10,000,000; (ii) the closing of any transaction or series of transactions (including, without limitation, any merger, reorganization or consolidation) in which more than fifty percent (50%) of the voting power of the Corporation is disposed of; or (iii) the closing of any transaction or series of transactions which results in the sale of all or substantially all of the assets of the Corporation (each an "Automatic Conversion Triggering Event"). The Board of Directors shall determine if an event or transaction or series of transactions constitutes an Automatic Conversion Triggering Event for purposes of this Section 4(b).

                  (c) Mechanics of Conversion. Before any holder of Class A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class A Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (d) Conversion Ratio Adjustment. In the event the Corporation shall fix a record for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution if no record date is fixed), the Class A Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class A Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Class A Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable on conversion shall be decreased in proportion to such decrease in outstanding shares. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets), provision shall be made so that the holders of Class A Preferred Stock shall thereafter be entitled to receive upon conversion of their shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of this Section 4(d) with respect to the rights of the holders of Class A Preferred Stock after the recapitalization to the end that the provisions of this Section 4(d) (including adjustment of the Class A Conversion Ratio then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

                  (e) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class A Preferred Stock, in addition to such other remedies as shall be available to the holder of such Class A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best effort to obtain the requisite shareholder approval of all necessary amendments to these Articles of Incorporation.

                         PART C. Class B Preferred Stock

         Section 1.        Dividends
                           ---------

         The holders of the shares of Class B Preferred Stock shall be entitled to receive, and the Corporation shall be bound to pay thereon, preferential noncumulative dividends, as and when declared by the Board of Directors, out of funds legally available therefor as determined pursuant and subject to the provisions of the Florida Business Corporation Act, at a percentage rate per share per annum in respect of each share of Class B Preferred Stock of eight percent (8%) of the Class B Liquidation Price (as hereinafter defined), payable during each calendar year on such days and dates as shall to determined by the Board of Directors of the Corporation, before any dividends shall be declared or paid upon or set apart for the holders of shares of Class A Preferred Stock or Common Stock. If no dividends are declared by the Board of Directors, no dividends shall be due and payable to the holders of the shares of Class B Preferred Stock.

         Section 2.        Liquidation
                           -----------

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Class B Preferred Stock shall be entitled to receive out of the assets of the Corporation (whether from capital or surplus or both) an amount equal to $.25 per share of Class B Preferred Stock (the "Class B Liquidation Price"), plus any declared and unpaid dividends (the "Class B Liquidation Amount") before distribution shall be made to the holders of the shares of Class A Preferred Stock or Common Stock; thereafter, the holders of the shares of Class A Preferred Stock shall be entitled to participate ratably on a per share basis in the distribution of the remaining assets pursuant to Section 2 of Part B of this
Article III. Upon payment in full of the Class A Liquidation

Amount, the holders of the shares of Common Stock shall be entitled to participate ratably in a per share basis in the distribution of the remaining assets pursuant to Section 2 of Part D of this Article III. If, upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full to the holders of the shares of Class B Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the shares of Class B Preferred Stock. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the shares of Class B Preferred Stock, Class A Preferred Stock and Common Stock in the event of a consolidation, merger, lease or sale, which does not in fact result in the liquidation or winding up of the enterprise.

         Section 3.        Voting
                           ------

         The holders of the shares of Class B Preferred Stock shall have voting power identical to that of the shares of Common Stock and shall vote with the shares of Common Stock as one voting class. The holders of the shares of Class B Preferred Stock shall have the right to participate in any meeting of the shareholders and shall be entitled to any notice of any such meeting and shall be considered shareholders for the purpose of any election, meeting, consent or waiver of notice, under the provisions of any law now in force or which may hereafter be enacted.

         Section 4. Conversion. The holders of Class B Preferred Stock shall have the conversion rights as follows:

                  (a) Right to Convert. Each share of Class B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for such stock, into one share of fully paid and nonassessable shares of Common Stock (the "Class B Conversion Ratio"), subject to adjustment as provided in Section 4(d) hereof.

                  (b) Automatic Conversion. Each share of Class B Preferred Stock shall automatically be converted in accordance with the Class B Conversion Ratio, subject to adjustment as provided in Section 4(d) hereof, upon any Automatic Conversion Triggering Event. The Board of Directors shall determine whether an event or transaction or series of transactions constitute an Automatic Conversion Triggering Event for purposes of this Section 4(b).

                  (c) Mechanics of Conversion. Before any holder of Class B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Class B Preferred Stock, and shall give written notice to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of

Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Class B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Class B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

                  (d) Conversion Ratio Adjustment. In the event the Corporation shall fix a record for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution if no record date is fixed), the Class B Conversion Ratio shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Class B Preferred Stock is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Class B Conversion Ratio shall be appropriately increased so that the number of shares of Common Stock issuable on conversion shall be decreased in proportion to such decrease in outstanding shares. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets), provision shall be made so that the holders of Class B Preferred Stock shall thereafter be entitled to receive upon conversion of their shares the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of this Section 4(d) with respect to the rights of the holders of Class B Preferred Stock after the recapitalization to the end that the provisions of this Section 4(d) (including adjustment of the Class B Conversion Ratio then in effect) shall be applicable after that event as nearly equivalent as may be practicable.

                  (e) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Class B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Class B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Class B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best effort to obtain the requisite shareholder approval of all necessary amendments to these Articles of Incorporation.


                              PART D. COMMON STOCK

         Section 1.        Dividends
                           ---------

         Subject to the  provisions of the Class A Preferred  Stock set forth in
Section 1 of Part B of this Article III and the provisions of the Class B Preferred Stock set forth in Section 1 of Part C of this Article III, the holder of Common Stock shall be entitled to receive dividends ratably on a per share basis out of funds legally available therefor as determined pursuant and subject to the provisions of the Florida Business Corporation Act at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         Section 2.        Liquidation
                           -----------
         Subject to the  provisions of the Class A Preferred  Stock set forth in
Section 2 of Part B of this Article III and the provisions of the Class B Preferred Stock set forth in Section 2 of Part C of this Article III, the holders of the Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. The foregoing provisions of this paragraph shall not, however, be deemed to require the distribution of assets among the holders of the shares of Common Stock in the event of a consolidation, merger, lease or sale, which does not in fact result in the liquidation or winding up of the enterprise.

         Section 3.        Voting
                           ------
         Except as otherwise required by applicable law, the holders of the Common Stock shall be entitled to one vote per share on all matters to be voted on by the shareholders of the Corporation.

                                   Article IV.

         The street address of the registered office of the Corporation is:


                                    Suite 118
                             5251 1101 Avenue North
                            Clearwater, Florida 33760

         The registered agent of the Corporation at such address is Richard Pollara. The written acceptance of the said registered agent, as required by the provisions of Section 607.0501(3) of the Florida Business Corporation Act, is set forth following the signature of the undersigned and is made a part of these Amended and Restated Articles of Incorporation.

                                   Article V.

         The number of directors which shall constitute the whole Board of Directors of the Corporation shall he determined pursuant to the Bylaws of the Corporation as provided therein.

                                   Article VI.

         No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided however, that this Article VI shall not eliminate nor limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 607.0831 of the Florida Business Corporation Act or (iv) for any transaction from which such director derived an improper personal benefit. If the Florida Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director under the Corporation shall be eliminated or limited to the full extent permitted by the Florida Business Corporation Act, as so amended. No amendment to or repeal of this
Article VI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring at the time of or prior to such amendment or repeal. Any repeal or modification of this Article VI shall not adversely affect any right or protection of a director of the Corporation existing under these Amended and Restated Articles of Incorporation.

                                  Article VII.

         The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify directors from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which directors may be entitled under any provision of the Bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as director and as to action in another capacity, including without limitation, as an officer or employee of the Corporation, while serving as a director and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The Corporation may, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, indemnify any and all person whom it shall have the power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by such provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights which those indemnified by may be entitled under any provisions of the bylaws, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity as to action in another capacity whiled holding such office and shall continue as to a person who has ceased to be an officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

         The foregoing amendment to and restatement of the Corporation's Articles of Incorporation were duly adopted by written consent of the holders of a majority of the shares of each class of the Corporation's issued and outstanding capital stock, in accordance with the provisions of Section 607.0704, Florida Statutes, and, by operation of subsection (5) thereof, not in contravention of the requirements of ss.ss.607.1003 or .1007, Florida Statutes, the initial such consent being dated and received by the Corporation on _______, 2001, and the consent providing the required majority in interest authorization for the proposed action being dated and received on ________, 2001, without any such consents being revoked within the intervening period.

         IN WITNESS WHEREOF, the undersigned has executed these Second Amended and Restated Articles of Incorporation on this __ day of __________, 2001.



                                                    ----------------------------
                                                    President

                             CERTIFICATE DESIGNATING
                                REGISTERED AGENT

         Pursuant to the provisions of ss.ss.48.091 and 607.0502, Florida Statutes, UNITED STATES TELECOMMUNICATIONS, INC., hereby designates Richard Pollara, an individual resident of the State of Florida, as its Registered Agent for the purpose of accepting service of process within such State and designates Suite 118, 5251 1101 Avenue North, Clearwater, Florida 33760, the business office of its Registered Agent, as its Registered Office.



                                                   ----------------------------
                                                   President


                                 ACKNOWLEDGMENT

         I hereby accept my appointment as Registered Agent of the above named corporation, acknowledge that I am familiar with and accept the obligations imposed by Florida law upon that position, and agree to act in accordance with the provisions of ss.ss.48.091 and 607.0505, Florida Statutes.










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